 Exhibit 21.1

Subsidiaries

Subsidiary	Jurisdiction
Elements Development of Jacksonville, LLC	Florida
PHCC OP, LP	Delaware
PHCC GP, LLC	Delaware
PHC QOF I, LLC	Delaware
PHC QOF II, LLC	Delaware
PHC-SLF NP, LLC	Delaware
PHC-SLF/FM, LLC	Delaware
Preston Hollow Advisors, LLC	Delaware
RdR Development Holdings, LLC	Delaware
PHC William Street Condo, LLC	Delaware
LL-Lumen Park, LLC	Delaware
PHC Real Estate Secured, LLC	Delaware
PHC Real Estate Owned, LLC	Delaware
PHC Project Loan, LLC	Delaware
PHC Asset Holdings, LLC	Delaware
PHC Opportunity, Inc.	Delaware
Taxable Term A/B Trust, Series AB-1101-1129, 1131-1136, 1138-1139	Delaware
PHC Series 2018-1 Term Matched Trust	New York
PHC Series 2019-2 Term Matched Trust	New York
PHC Series 2019-3 Term Matched Trust	New York
PHC Series 2019-5 Term Matched Trust	New York
PHC Series 2021-1 Term Matched Trust	New York
PHC Series 2021-2 Term Matched Trust	New York
PHC Series 2021-3 Term Matched Trust	New York
PHC Series 2021-4 Term Matched Trust	New York
PHC Series 2021-5 Term Matched Trust	New York